Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (November 3, 2014) - LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Gabelli & Company’s 38th Annual Automotive Aftermarket Symposium	November 4, 2014
The Mandarin Oriental Hotel, Las Vegas, Nevada

Northcoast Research Fall Management Forum	November 5, 2014
Grand Hyatt Hotel, New York, New York

Barclays Global Automotive Conference	November 19, 2014
Barclays Headquarters, New York, New York

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com